As filed with the Securities and Exchange Commission on October 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________________________________

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1211114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

589 Eighth Avenue 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Non-Qualified Stock Option Agreement with Lee Lazarus
(Full title of the Plan)

Steven E. Leber Chief Executive Officer Grandparents.com, Inc. 589 Eighth Avenue, 6th Floor New York, New York 10018 646-839-8800
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Jason S. Saltsberg, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value, issuable under a Non-Qualified Stock Option Agreement with Lee Lazarus	3,250,000	(2)	$0.13	(3)	$422,500	$49.10

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of the Registrant’s common stock, $.01 per share (“Common Stock”) that may be offered or issued by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2) Represents shares of Common Stock issuable upon exercise of stock options granted to Mr. Lazarus.

(3) This estimate is made pursuant to Rule 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $0.13, which is the exercise price per share under the Non-Qualified Stock Option Agreement with Lee Lazarus.

EXPLANATORY NOTE

We are filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering 3,250,000 shares of our common stock, par value $.01 per share (“Common Stock”) issuable upon exercise of a compensatory nonqualified stock option (the “Option”) granted to Lee Lazarus, our Chief Operating Officer and a member of our Board of Directors, pursuant to a nonqualified stock option agreement, dated December 9, 2013, that we entered into with Mr. Lazarus (the “Option Agreement”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that will be acquired by Mr. Lazarus, being the Selling Security Holder identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that may be acquired by Mr. Lazarus upon exercise of the Option pursuant to the Option Agreement and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The Reoffer Prospectus referred to in the Explanatory Note above follows this page.

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REOFFER PROSPECTUS

 GRANDPARENTS.COM, INC.

3,250,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale by the selling security holder identified in this prospectus (the “Selling Security Holder”) of up to 3,250,000 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of Grandparents.com, Inc. (the “Company”). The Selling Security Holder is the Company’s Chief Operating Officer and a member of its Board of Directors. The Shares are issuable by the Company upon the exercise of a compensatory nonqualified stock option (the “Option”) granted to the Selling Security Holder pursuant to a standalone nonqualified stock option agreement, dated December 9, 2013, that we entered into with the Selling Security Holder (the “Option Agreement”).

The Company is not selling any of the Shares and, as a result, it will not receive any proceeds from the sale of the Shares other than proceeds in the event that the Option is exercised for cash in accordance with the Option Agreement. All of the net proceeds from the sale of the Shares will go to the Selling Security Holder.

The Selling Security Holder may sell all part or none of the Shares from time to time at prices established on any market, trading platform or stock exchange on which the Common Stock is, or becomes, quoted for trading or listed, or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The Shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Security Holder. The Selling Security Holder may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Security Holder. The Company will pay all the expenses incident to the registration of the Shares; however, it will not pay for sales commissions or other expenses applicable to the sale of the Shares being offered for sale pursuant to this prospectus.

The Common Stock is quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the symbol “GPCM.” The last reportable trade of Common Stock on the OTC Bulletin Board was $0.25 per share on October 13, 2014. You are urged to obtain current market quotations of the Common Stock before purchasing any of the Shares being offered for sale pursuant to this prospectus.

Investing in the Shares involves a high degree of risk. You should carefully consider the risk factors beginning on page 4 of this prospectus before purchasing any Shares and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, for a discussion of certain factors that should carefully be considered by prospective purchasers.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: October 14, 2014

ABOUT THIS PROSPECTUS

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” or “the Company” refer to Grandparents.com, Inc. and, where appropriate, its subsidiaries.

Please read this prospectus and the information incorporated by reference herein carefully. This prospectus and such information describes our business, our financial condition and results of operations. You should rely only on information contained in this prospectus or incorporated by referenced herein. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. You should assume that the information appearing in this prospectus or in the documents incorporated herein by reference is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated herein by reference containing such information, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where such offer or sale is not permitted.

Information contained or incorporated by reference in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and size, is based on information from various sources, on assumptions that we have made based on that data and other similar sources and on our knowledge of the markets for our offerings. These data involve a number of assumptions and limitations and prospective investors are cautioned not to give undue weight to such estimates or data. We have not independently verified any-third-party information.

For investors outside the United States: We have not, and to the best of our knowledge, the Selling Security Holder has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus, incorporate by reference herein or in other materials we have filed or will file with the Securities and Exchange Commission (the “Commission”), as well as information included in oral statements or other written statements made or to be made by us, contains or may contain forward-looking statements. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. In some cases, forward-looking statements may contain terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “will,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our marketing partners and members; demand for our website and changes in our membership ranks; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims. Forward-looking statements reflect our current views with respect to future events and are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the information incorporated by reference herein and the documents that we reference or that we file or furnish as exhibits to the registration statement of which this prospectus forms a part completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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THE COMPANY

This summary highlights aspects of our business and this offering, but it does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus and the information incorporated herein by reference, including the “Risk Factors” section and our audited consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes contained in our filings with the Commission and incorporated herein by reference before making an investment decision.

Our Business

We own and operate the grandparents.com website. We primarily serve the approximately 70 million grandparents in the U.S., but our audience also includes boomers and seniors who are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents. As of the date of this prospectus, there were nearly 2 million registered users of the website with approximately 733,631 monthly unique visitors.

We have also established the American Grandparents Association (“AGA”). The AGA is a membership association that seeks to unite grandparents, boomers and seniors around the concept that the age 50+ demographic faces issues that are unique to them. Members of the AGA pay a $15 annual fee to enjoy certain benefits, such as access to deals and discounts on products and services provided by third parties. These benefits are available solely to AGA members and therefore are not available to those who are solely registered users. Some of these products and services are endorsed or recommended by the AGA.

To date, we have generated revenue primarily from advertising. However, we continue to focus on creating additional revenue streams from other sources such as membership fees, product recommendations and endorsements, including insurance, and the Grand Card. The Grand Card is a member rewards card that is in the developmental stage. Although to date we have not been able to generate significant revenue other than from advertising, we expect to begin generating additional revenue from at least one of these alternative sources in the fourth quarter of 2014. We believe that advertising revenue will become a smaller percentage of total revenue on a going forward basis as revenue from other sources is realized.

Like most developing companies, we face substantial financial challenges, particularly in regard to revenue generation, cost control and capital requirements. Going forward, we will need to raise significant capital in order to successfully implement our business plans. Without additional capital from existing or outside investors or further financing, our ability to continue to implement our business plan may be limited. These conditions raise substantial doubt about our ability to continue as a going concern and to execute on our business model.

We presently maintain our principal offices at 589 Eighth Avenue, 6th Floor, New York, New York. Our telephone number is (646) 839-8800. Our website is www.grandparents.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

Corporate Information

We were incorporated under the laws of Delaware in May 1996 as a provider of specialty reference laboratory services to the pharmaceutical, biotechnology, and diagnostics industries. On August 31, 2011 we sold all of our former business and operating assets to Emerald Star Holdings, LLC (“Emerald Star”) and, in connection with the closing, we changed our corporate name to NorWesTech, Inc.

From September 1, 2011 until February 23, 2012, we had no active operations and our assets primarily consisted of the net cash proceeds we received from the sale of our former business and certain dormant technology and intellectual property held by our subsidiaries. During this time, our primary focus was to seek an acceptable operating company with which to complete a business combination.

On February 23, 2012, we entered into an Asset Contribution Agreement with Grandparents.com LLC, a Florida limited liability company, now known as GP.com Holding Company, LLC (“GP.com LLC”). Under the terms of this agreement, GP.com LLC contributed substantially all of its assets to us in exchange for our assumption of certain liabilities of GP.com LLC and our issuance to GP.com LLC of one share of our then-authorized Series A Convertible Preferred Stock and a warrant to purchase shares of our common stock. The transaction resulted in a change of control of the Company.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the Commission, together with all of the other information included in this prospectus and in our other reports filed with the Commission, before making an investment decision. If any of such risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our Common Stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Security Holder. All of the net proceeds from the resale of the Shares will go to the Selling Security Holder.

SELLING SECURITY HOLDER

The shares of our Common Stock to which this prospectus are being registered for offer and resale by Lee Lazarus, the Company’s Chief Operating Officer and a member of its Board of Directors. Mr. Lazarus is also referred to herein as the “Selling Security Holder.” The Shares are issuable upon the exercise of the Option pursuant to the Option Agreement. The Selling Security Holder may offer all, part or none of the Shares for resale from time to time. The Selling Security Holder is under no obligation to sell all or any portion of such Shares. The table below sets forth information regarding the Selling Security Holder’s beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) of our Common Stock as of September 29, 2014 and is based on 126,975,492 shares of Common Stock outstanding as of such date. The Selling Security Holder’s address is c/o Grandparents.com, Inc., 589 Eighth Avenue, 6th Floor, New York, New York 10018.

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are Sold (1) (3)	Percentage Ownership After Offering (1) (3)
Lee Lazarus	3,869,403	3,250,000	619,403	1.4%
Chief Operating Officer, Director

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of Shares beneficially owned by the Selling Security Holder and the percentage ownership of the Selling Security Holder, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of September 29, 2014 are deemed outstanding. Thus, the amount reflected in this column includes the following: (i) 2,638,806 shares of Common Stock underlying options that have vested as of September 29, 2014; (ii) 230,597 shares of Common Stock underlying options that will vest within 60 days of September 29, 2014; and (iii) an aggregate of 1,000,000 shares of Common Stock underlying warrants that are presently exercisable. The amount reflected in this column does not include shares underlying stock options or other equity awards that are not exercisable or that will not vest within 60 days of September 29, 2014.

(2) Includes all of the Shares issuable upon exercise of the Option in accordance with the Option Agreement.

(3) We do not know when or in what amounts the Selling Security Holder may offer Shares for sale. The Selling Security Holder may not sell any or all of the Shares offered by this prospectus. Because the Selling Security Holder may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Security Holder after completion of the offering. However, for purposes of this table, we have assumed that, (i) the Option will become vested with respect to all of the Shares; (ii) stock options or other equity awards held by the Selling Security Holder as that are subject to vesting will vest in their entireties; and (iii) after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Security Holder.

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PLAN OF DISTRIBUTION

The Shares may be sold or transferred for value by the Selling Security Holder, or by pledgees, donees, transferees or other successors in interest to the Selling Security Holder. The sale of all or a portion of the Shares may be effected from time to time directly or through one or more underwriters, broker-dealers or agents. If any Shares are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions pursuant to one or more of any of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	agreements between broker-dealers and the Selling Security Holder to sell a specified number of such Shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell Shares under Rule 144 promulgated under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act rather than under this prospectus.

The Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Security Holder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the Selling Security Holder. The Selling Security Holders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). If the Selling Security Holder effects transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Shares, including liabilities arising under the Securities Act. We will pay all expenses of the registration of the Shares pursuant, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Security Holder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

The Selling Security Holder has advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any participating underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers, and other material terms of the offering.

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Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Security Holder may pledge or grant a security interest in some or all of the Shares and, if the Selling Security Holder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending or supplementing, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as a selling security holder under this prospectus. The Selling Security Holder also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Security Holder and any other participating person.

There can be no assurance that the Selling Security Holder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby has been passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The audited consolidated financial statements as December 31, 2013 and 2012 have been incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in reliance on the report of Daszkal Bolton LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition.

The following documents are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on April 10, 2014 (and as amended on September 9, 2014);

(b)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on May 15, 2014 (and as amended on August 19, 2014), and for the quarter ended June 30, 2014, as filed with the Commission on August 19, 2014 (and as amended on August 21, 2014);

(c)	Our Current Reports on Form 8-K, as filed with the Commission on January 15, 2014, February 21, 2014, March 6, 2014, March 10, 2014, April 10, 2014, May 6, 2014, June 13, 2014 (and as amended on July 8, 2014), June 20, 2014, June 30, 2014 (two reports), July 8, 2014, July 16, 2014, August 6, 2014, August 15, 2014 and September 3, 2014; and

(d)	The description of our Common Stock contained or incorporated in our Registration Statement on Form 8-A, as filed with the Commission on October 11, 1996, including any amendments or reports filed for the purpose of updating such description.

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All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 or otherwise furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such documents.

Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates) but not delivered with this prospectus. The mailing address of our principal executive offices is Grandparents.com, Inc., 589 Eighth Avenue, 6th Floor, New York, New York and our telephone number (646) 839-8800. Written requests for copies of such information should be directed to Grandparents.com, Inc., 589 Eighth Avenue, 6th Floor, New York, New York, Attention: Chief Compliance Officer.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Commission a registration statement under the Securities Act registering the Shares offered pursuant to this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and the Shares, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement include material provisions but are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports and other information with the Commission. Our filings with the Commission are available to the public on the Commission’s website at www.sec.gov. Those filings are also available to the public on our website at www.grandparents.com. The information we file with the Commission or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part, unless specifically incorporated by reference herein. You may also read and copy, at the Commission’s prescribed rates, any materials we file with the Commission, including the registration statement (and its exhibits) of which this prospectus is a part, at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the Commission at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on April 10, 2014 (and as amended on September 9, 2014);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on May 15, 2014, 2014 (and as amended on August 19, 2014), as filed with the Commission on August 19, 2014 (and as amended on August 21, 2014);

(c)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 15, 2014, February 21, 2014, March 6, 2014, March 10, 2014, April 10, 2014, May 6, 2014, June 13, 2014 (and as amended on July 8, 2014), June 20, 2014, June 30, 2014 (two reports), July 8, 2014, July 16, 2014, August 6, 2014, August 15, 2014 and September 3, 2014; and

(d)	The description of the Registrant’s Common Stock contained or incorporated in its Registration Statement on Form 8-A, as filed with the Commission on October 11, 1996, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 or otherwise furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Registrant’s Third Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate”), its Second Amended and Restated Bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (“DGCL”) as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Amended and Restated Certificate, Amended and Restated Bylaws and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Registrant’s Amended and Restated Certificate provides that the Registrant will, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom the Registrant shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission.

The Registrant’s Amended and Restated Certificate provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of Grandparents.com, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2014)
4.2	Second Amended and Restated Bylaws of Grandparents.com, Inc. (Incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Commission on February 27, 2012)
5.1 *	Opinion of Olshan Frome Wolosky LLP
23.1 *	Consent of Daszkal Bolton LLP
23.2*	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Non-Qualified Stock Option Agreement dated as of December 9, 2013 by and between Grandparents.com, Inc. and Lee Lazarus (Incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on April 10, 2014)

* Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that: Paragraphs (l)(i) and (l)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York, State of New York, on the 14th day of October 2014.

GRANDPARENTS.COM, INC.

/s/ Steven E. Leber
Steven E. Leber
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Grandparents.com, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Steven E. Leber and Matthew Schwartz and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, this Registration Statement on Form S-8 (the “Registration Statement”) and any and all amendments, including post-effective amendments, to such Registration Statement and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Chairman, Chief Executive Officer
/s/ Steven E. Leber	(Principal Executive Officer)	October 14, 2014
Steven E. Leber

Chief Financial Officer
/s/ Riaz Latifullah	(Principal Financial Officer, Principal Accounting Officer)	October 14, 2014
Riaz Latifullah

/s/ Lee Lazarus	Director, Chief Operating Officer	October 14, 2014
Lee Lazarus

/s/ Dr. Robert Cohen	Director	October 14, 2014
Dr. Robert Cohen

/s/ Mel Harris	Director	October 14, 2014
Mel Harris

/s/ Louis P. Karol	Director	October 14, 2014
Louis P. Karol

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of Grandparents.com, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2014)
4.2	Second Amended and Restated Bylaws of Grandparents.com, Inc. (Incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Commission on February 27, 2012)
5.1 *	Opinion of Olshan Frome Wolosky LLP
23.1 *	Consent of Daszkal Bolton LLP
23.2 *	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Non-Qualified Stock Option Agreement dated as of December 9, 2013 by and between Grandparents.com, Inc. and Lee Lazarus (Incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on April 10, 2014)

* Filed herewith